Exhibit 99.1
FOR IMMEDIATE RELEASE
BigBand Announces Fourth Quarter and Fiscal Year 2009 Results
REDWOOD CITY, Calif., February 4, 2010—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the fourth quarter and fiscal year ended December 31, 2009.
For the fourth quarter of 2009, total revenues were $34.4 million. This compares to revenues of $54.1 million reported in the fourth quarter of 2008. GAAP net loss for the fourth quarter of 2009 was $1.2 million, or ($0.02) per share, as compared to GAAP net income of $7.3 million, or $0.11 per diluted share, reported in the fourth quarter of 2008.
On a non-GAAP basis, the Company reported net income of $3.1 million, or $0.04 per diluted share, in the fourth quarter of 2009, which compares to non-GAAP net income of $10.4 million, or $0.15 per diluted share, reported in the fourth quarter of 2008. Fourth quarter 2009 non-GAAP results exclude $3.9 million in stock-based compensation expense and include $0.4 million of incremental tax benefit.
For fiscal year 2009, total revenues were $139.5 million, as compared to $185.3 million reported in 2008. GAAP net loss was $6.7 million, or ($0.10) per share, compared to GAAP net income of $9.8 million, or $0.15 per share, reported in fiscal year 2008.
On a non-GAAP basis, the Company reported net income of $9.3 million, or $0.13 per diluted share, for fiscal year 2009, which compares to non-GAAP net income of $22.8 million, or $0.34 per diluted share, reported for 2008. The GAAP to non-GAAP reconciling items, for the three months and years ended December 31, 2009 and 2008 can be found in “The Reconciliations of GAAP to Non-GAAP Financial Measures” attached to this press release.
BigBand generated $11.3 million in cash from operating activities in the fourth quarter ended December 31, 2009 and closed the year with $171.9 million in cash, cash equivalents and marketable securities.
“Our fourth quarter performance marks the positive conclusion to 2009, despite the challenging macroeconomic environment,” commented Amir Bassan-Eskenazi, President and CEO of BigBand Networks. “During the year, we continued to win strategic footprint and align with our customers to deliver solutions that tie to the trends of HD, TV Everywhere and, ultimately, 3D-TV. In addition, we were successful at managing expenses, preserving cash and maintaining a strong balance sheet.
“In fiscal year 2010, we expect revenues to grow at approximately 10% despite the cautious capital spending indicated by our customers. Video is at the core of our customers’ business strategy, and we believe a larger portion of capital budgets will be allocated to digital video networking over time.”
First Quarter 2010 Business Outlook
For the first quarter of 2010, management provides the following outlook:
•	Net revenues are expected to be in the range of $33.0 million to $35.0 million

•	GAAP gross margins are expected to be in the range of 53% to 55%

•	Non-GAAP gross margins are expected to be in the range of 54% to 56%

•	GAAP operating expenses are expected to be in the range of $24.5 million to $25.5 million.

•	Non-GAAP operating expenses are expected to be in the range of $21.0 million to $22.0 million.

•	GAAP net loss per share is expected to be in the range of ($0.09) to ($0.11).

•	Non-GAAP net loss per share is expected to be in the range of ($0.03) to ($0.05).
The following table shows our non-GAAP anticipated results for the quarter ending March 31, 2010 reconciled to our GAAP anticipated results. Our non-GAAP anticipated results exclude stock-based compensation.

	Estimated loss per Share
	Low	High
GAAP net loss	($0.09)	($0.11)
Stock-based compensation	0.06	0.06

Non-GAAP net loss	($0.03)	($0.05)

Non-GAAP Financial Measures
BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-

time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense or amortization of intangible assets which are non-cash charges, as well as charges related to the settlement of the federal class action lawsuit, restructuring charges in managing our operations, any benefit from the sale of our CMTS product inventory that was previously reserved for in prior periods and related taxes. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. We exclude restructuring charges and charges related to the settlement of the federal class action lawsuit as they are one-time events. As a result, we use calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude these expenses when evaluating our ongoing operations and allocating resources within the organization.
As a result, our management believes it is useful, for itself and investors, to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables readers of these financial results to have a better understanding of the overall performance of our ongoing business operations in the periods presented.
Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Conference Call Details for February 4, 2010
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +1-877-941-2069 for the U.S. or Canada and +1-480-629-9713 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on February 4, 2010 until 11:59 p.m. Pacific Time on February 11, 2010, by dialing +1-800-406-7325 or +1-303-590-3030 for callers outside the U.S. and Canada, and entering passcode 4199719#.
Cautionary Statement
The statements in this release regarding how the Company’s products will tie to TV Everywhere and 3D-TV, revenue growth of 10% in 2010, cautious capital spending by our customers in 2010 and our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending March 31, 2010 (including revenues, gross margins, operating expenses and earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected fluctuations in our business due to disruption in the global economy, global credit issues, volatility in equity markets, changes in demand for video services, the market acceptance of our products; the financial strengths of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-K for fiscal year 2008 and most recent Report on Form 10-Q for the quarter ended September 30, 2009. You can obtain copies of the reports on the SEC’s Web site (www.sec.gov).
Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 4, 2010 press release, or to reflect the occurrence of unanticipated events.
About BigBand Networks
BigBand Networks, Inc. (NASDAQ: BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand Networks’ customers include more than 200 service providers — including seven of the ten largest service providers in the U.S. — and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.
BigBand Networks’ brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.
Investor Relations:
Erica Abrams
+1.415.217.5864
erica@blueshirtgroup.com
Matthew Hunt
+1.415.489.2194
matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of December 31,	As of December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$24,894	$50,981
Marketable securities	147,014	123,654

Total cash, cash equivalents and marketable securities	171,908	174,635
Accounts receivable, net	18,495	26,361
Inventories, net	4,933	6,123
Prepaid expenses and other current assets	6,177	3,716

Total current assets	201,513	210,835

Property and equipment, net	11,417	15,358
Goodwill	1,656	1,656
Other non-current assets	9,002	6,273

Total assets	$223,588	$234,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,483	$8,350
Accrued compensation and related benefits	5,023	11,433
Current portion of deferred revenues, net	32,428	39,433
Current portion of other liabilities	7,083	9,221

Total current liabilities	54,017	68,437

Deferred revenues, net, less current portion	12,438	21,129
Other liabilities, less current portion	2,642	2,392
Accrued long-term Israeli severance pay	4,215	3,745

Stockholders’ equity:
Common stock	67	65
Additional paid-in capital	283,704	265,176
Accumulated other comprehensive income	124	58
Accumulated deficit	(133,619)	(126,880)

Total stockholders’ equity	150,276	138,419

Total liabilities and stockholders’ equity	$223,588	$234,122

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net revenues:
Products	$24,867	$44,229	$93,662	$148,417
Services	9,531	9,864	45,852	36,876

Total net revenues	34,398	54,093	139,514	185,293

Cost of net revenues:
Products	11,768	16,748	45,961	60,207
Services	3,215	3,315	12,384	12,755

Total cost of net revenues	14,983	20,063	58,345	72,962

Gross profit	19,415	34,030	81,169	112,331

Operating expenses:
Research and development	12,123	13,613	46,431	54,043
Sales and marketing	5,888	7,012	24,201	28,935
General and administrative	4,753	5,285	18,862	20,884
Restructuring (credits) charges	—	(175)	1,356	2,055
Amortization of intangible assets	—	335	—	733
Gain on sale of intangible assets	—	(1,800)	—	(1,800)
Class action litigation charges	—	1,504	477	1,504

Total operating expenses	22,764	25,774	91,327	106,354

Operating (loss) income	(3,349)	8,256	(10,158)	5,977
Interest income	433	1,088	2,570	5,174
Other (expense) income, net	(156)	(273)	(218)	1,029

(Loss) income before (benefit from) provision for income taxes	(3,072)	9,071	(7,806)	12,180
(Benefit from) provision for income taxes*	(1,834)	1,749	(1,067)	2,400

Net (loss) income	$(1,238)	$7,322	$(6,739)	$9,780

Basic net (loss) income per common share	$(0.02)	$0.11	$(0.10)	$0.15

Diluted net (loss) income per common share	$(0.02)	$0.11	$(0.10)	$0.15

Shares used in GAAP basic net (loss) income per common share	66,738	64,359	65,936	63,559

Shares used in GAAP diluted net (loss) income per common share	66,738	67,412	65,936	67,264

*	Benefit from income taxes for the three months and year ended December 31, 2009 includes a $1.3 million beneficial enterprise exemption from Israeli taxes and a $0.7 million benefit from U.S. net operating loss carry-backs as a result of the Worker, Home Ownership, and Business Assistance Act of 2009.

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31, 2009
		Stock-based
	GAAP	Compensation	Non-GAAP
	Results	and Income Taxes	Results

Net revenues:
Products	$24,867	$—	$24,867
Services	9,531	—	9,531

Total net revenues	34,398	—	34,398

Cost of net revenues:
Products	11,768	(329)	11,439
Services	3,215	(234)	2,981

Total cost of net revenues	14,983	(563)	14,420

Gross profit	19,415	563	19,978

Operating expenses:
Research and development	12,123	(1,321)	10,802
Sales and marketing	5,888	(681)	5,207
General and administrative	4,753	(1,356)	3,397

Total operating expenses	22,764	(3,358)	19,406

Operating (loss) income	(3,349)	3,921	572
Interest income	433	—	433
Other expense	(156)	—	(156)

(Loss) income before benefit from income taxes	(3,072)	3,921	849
Benefit from income taxes	(1,834)	(377)	(2,211)

Net (loss) income	$(1,238)	$4,298	$3,060

Basic net (loss) income per common share	$(0.02)		$0.05

Diluted net (loss) income per common share	$(0.02)		$0.04

Shares used in basic net (loss) income per common share	66,738		66,738

Shares used in diluted net (loss) income per common share	66,738		69,027

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Year Ended December 31, 2009
		Stock-based		Class action
	GAAP	Compensation	Realignment	litigation	Non-GAAP
	Results	and Income Taxes	Expenses	charges	Results

Net revenues:
Products	$93,662	$—	$—	$—	$93,662
Services	45,852	—	—	—	45,852

Total net revenues	139,514	—	—	—	139,514

Cost of net revenues:
Products	45,961	(1,207)	73	—	44,827
Services	12,384	(877)	—	—	11,507

Total cost of net revenues	58,345	(2,084)	73	—	56,334

Gross profit	81,169	2,084	(73)	—	83,180

Operating expenses:
Research and development	46,431	(4,887)	—	—	41,544
Sales and marketing	24,201	(2,432)	—	—	21,769
General and administrative	18,862	(4,816)	—	—	14,046
Restructuring charges	1,356	—	(1,356)	—	—
Class action litigation charges	477	—	—	(477)	—

Total operating expenses	91,327	(12,135)	(1,356)	(477)	77,359

Operating (loss) income	(10,158)	14,219	1,283	477	5,821
Interest income	2,570	—	—	—	2,570
Other expense	(218)	—	—	—	(218)

(Loss) income before benefit from income taxes	(7,806)	14,219	1,283	477	8,173
Benefit from income taxes	(1,067)	(25)	—	—	(1,092)

Net (loss) income	$(6,739)	$14,244	$1,283	$477	$9,265

Basic net (loss) income per common share	$(0.10)				$0.14

Diluted net (loss) income per common share	$(0.10)				$0.13

Shares used in basic net (loss) income per common share	65,936				65,936

Shares used in diluted net (loss) income per common share	65,936				68,727

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

GAAP and Non-GAAP net revenues as reported	$34,398	$54,093	$139,514	$185,293

GAAP cost of net revenues as reported	$14,983	$20,063	$58,345	$72,962
Inventory recovery relating to CMTS platform	—	37	73	810
Stock-based compensation expense	(563)	(454)	(2,084)	(1,733)

Non-GAAP cost of net revenues	$14,420	$19,646	$56,334	$72,039

GAAP gross profit as reported	$19,415	$34,030	$81,169	$112,331
Inventory recovery relating to CMTS platform	—	(37)	(73)	(810)
Stock-based compensation expense	563	454	2,084	1,733

Non-GAAP gross profit	$19,978	$34,447	$83,180	$113,254

As a percentage of net revenues:
GAAP gross profit as reported	56.4%	62.9%	58.2%	60.6%

Non-GAAP gross profit	58.1%	63.7%	59.6%	61.1%

GAAP operating (loss) income as reported	$(3,349)	$8,256	$(10,158)	$5,977
Inventory recovery relating to CMTS platform	—	(37)	(73)	(810)
Stock-based compensation expense:
- Cost of net revenues	563	454	2,084	1,733
- Research and development	1,321	1,022	4,887	3,901
- Sales and marketing	681	659	2,432	2,566
- General and administrative	1,356	1,037	4,816	3,675
Restructuring (credits) charges	—	(175)	1,356	2,055
Amortization of intangible assets	—	335	—	733
Gain on sale of intangible assets	—	(1,800)	—	(1,800)
Class action litigation charges	—	1,504	477	1,504

Non-GAAP operating income	$572	$11,255	$5,821	$19,534

GAAP net (loss) income as reported	$(1,238)	$7,322	$(6,739)	$9,780
Inventory recovery relating to CMTS platform	—	(37)	(73)	(810)
Stock-based compensation expense	3,921	3,172	14,219	11,875
Restructuring (credits) charges	—	(175)	1,356	2,055
Amortization of intangible assets	—	335	—	733
Gain on sale of intangible assets	—	(1,800)	—	(1,800)
Class action litigation charges	—	1,504	477	1,504
Tax benefits (adjustments)	377	39	25	(570)

Non-GAAP net income	$3,060	$10,360	$9,265	$22,767

Basic Non-GAAP net income per common share	$0.05	$0.16	$0.14	$0.36

Diluted Non-GAAP net income per common share	$0.04	$0.15	$0.13	$0.34

Shares used in Basic Non-GAAP net income per common share	66,738	64,359	65,936	63,559

Shares used in Diluted Non-GAAP net income per common share	69,027	67,412	68,727	67,264